Exhibit 3.499
FORM E C A-47
BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE SURE TO READ CAREFULLY
THE INSTRUCTIONS ON THE BACK THEREOF.
(THESE ARTICLES MUST BE FILED IN DUPLICATE)

STATE OF ILLINOIS,

COOK	COUNTY	}	ss.
TO ALAN J. DIXON, Secretary of State
The undersigned,

(Do note write in this space)
Date Paid	5-10-79
Initial License Fee	$.50
Franchise Tax	$29.117
Filing Fee	$75.00

Clerk	$104.67

			Address
Name	Number	Street	City	State

Fred Barbara	446 W. 29th St.	Chicago,	Illinois	60616

being one or more natural persons of the age of twenty-one years or more or a corporation, and having subscribed to shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under “The Business Corporation Act” of the State of Illinois, do hereby adopt the following Articles of Incorporation:
ARTICLE ONE

The name of the corporation hereby incorporated is:	Fred Barbara Trucking Co., Inc.

ARTICLE TWO

The address of its initial registered office in the State of Illinois is:	7610 W. North Avenue

Street, in the	Village	of Elmwood Pk.,	(60635)	County of	Cook	and

(Zip Code)

the name of its initial Registered Agent at said address is:	Anthony F. Spina

ARTICLE THREE

The duration of the corporation is:	perpetual

ARTICLE FOUR
The purpose or purposes for which the corporation is organized are:
(As per attached)
ARTICLE FIVE
PARAGRAPH 1: The aggregate number of shares which the corporation is authorized to issue is 100,000, divided into one classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

	Series	Number of	Par value per share or statement that shares
Class	(If any)	Shares	are without par value
Common	none	100,000	No Par Value
PARAGRAPH 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
none

     The purpose or purposes for which the corporation is organized are:
     To own, operate, and maintain and to construct, acquire by purchase, lease, or otherwise railroads, railways, truck lines, bus lines, pipe lines, shipping lines, and airlines, and any other means of transportation now or hereafter in use for the transportation of passengers, freight, mail, express, baggage, goods, wares, merchandise, and other property of every kind and nature, and to conduct, engage in, and carry on the business of transportation of property of every class and description and of persons and by any means of transportation now or hereafter in use; and to own, operate, maintain, hold and use, purchase, construct, establish, lease or otherwise acquire, mortgage, create security interests in, and sell, or otherwise dispose of or deal with terminal properties and depots, freight and passenger station houses, storage facilities, machine and repair shops, freight, stock and repair yards, facilities of communication by telegraph, telephone, radio, television, or otherwise, power plants and power houses, grain and other elevators, wharves, docks, airports, laboratories, cares, locomotives, rolling stock motors, buses, trucks, automobiles, ships and vessels, aircraft, and all structures, tools, machinery, appliances, and appurtenances and any and all other property, real, personal, or mixed, and wheresoever situated, whether or not similar to any property above described, which may be necessary or useful in connection with the business of the Corporation.
     To manufacture, assemblt, repair, wreck, demolish, purchase, exhibit, demonstrate, sell, let, and deal in automobiles, motor trucks, trailers, motor cycles, motor boats, aircraft, and all kinds of vehicles, machines, and contrivances for the transfer, carriage, or transportation of goods, passengers, or mails, whether propelled by gas, electricity, steam, or other power; motors, engines, chassis, bodies, tires, lighting and starting systems, and all parts, accessories, and supplies for motor vehicles, boats, and aircraft of all kinds.
     To engage in the business of a gasoline service station. To import, buy, or otherwise acquire, own, hold, use, export, sell, or otherwise dispose of, gasoline, kerosene, lubricating oils and greases, antifreezes, tires, batteris, and all other supplies and accessories necessary or convenient for servicing automobiles and other vehicles and automotive equpment, and generally to do all things customarily done by gasoline service stations, including, without limitation, servicing, repairing, lubricating, washing, waxing, and polishing automobiles and other vehicles.
     To design, manufacture, buy and sell, and import and export supplies and accessories for automobiles, automobile trucks, and tractors of every make; to reapir, reconstruct, and overhaul automobiles, automobile trucks and tractors of all kinds and makes.

     To engage in the business of buying and selling gasoline, kerosene, lubricating oils and greases, anti-freezes, tires, and other supplies for automobiles and tractors. To establish, maintain, and operate a gasoline filling station; to repair tires and lubricate and wash cars; and to do everthing ordinarily done by those engaged in that line of business.
     To buy or lease real estate and erect thereon a building or buildings for the storage of automobiles, automobile trucks, and tractors, or to buy or lease a building or buildings for that purpose and to engage in the business of storing by the hour, day, week, month, or year automobiles, automobile trucks, and tractors. As incidental to such business, to buy and sell accessories and supplies for automobiles, automobile trucks, and tractors and to repair and overhaul same.

ARTICLE SIX
     The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

		Total consideration to be
Class of shares	Number of shares	received therefor:
common	1,000	$1,000.00
		$
ARTICLE SEVEN
     The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.
ARTICLE EIGHT
     The number of directors to be elected at the first meeting of the shareholders is: one
ARTICLE NINE
PARAGRAPH 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $
PARAGRAPH 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $
PARAGRAPH 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $
PARAGRAPH 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $
     NOTE: If all the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or if the incorporators elect to pay the initial franchise tax on the basis of its entire stated capital and paid-in surplus, then the information called for in Article Nine need not be stated.

Fred B Barbara

PAID		}	Incorporators

MAY 16 1979

     NOTE: There may be one or more incorporators. Each incorporator shall be either a corporation, domestic or foreign, or a natural person of the age of twenty-one years or more. If a corporation acts as incorporator, the name of the corporation and state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.
OATH AND ACKNOWLEDGMENT

STATE OF ILLINOIS
		}	ss.
COOK	county

     I, Anthony F. Spina, A Notary Public, do hereby certify that on the 30th day of April 1979 Fred Barbara personally appeared before me and being first duly sworn by me acknowledged the signing of the foregoing document in the respective capacities therein set forth and declared that the statements therein contained are true.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

Place
(NOTARIAL SEAL)	/s/ [ILLEGIBLE]

Here	Notary Public
FORM B C A-47
ARTICLES OF INCORPORATION
The following fees are required to be paid at the time of issuing Certificate of Incorporation: Filing fee $75.00; Initial license fee of 50¢ per $1,000.00 or 1/20th of 1% of the amount of stated capital and paid-in surplus the corporation proposes to issue without, further report (Article Six; Initial franchise tax of 1/10th of 1% of the issued, as above noted. However, the minimum initial franchise fax is $25.00 and varies monthly on $25,000, or less, as follows: January, $37.50; February, $35.42; March, $33.33; April, $31.25; May, $29.17; June, $27.08; July, $25.00; August, $22.92; September, 20.83; October, $18.75; November, $16:67; December, $14.58; (Sec Sec. 133 BCA).
In excess of $25. 000, the franchise tax per $1,000.00 is as follows: Jan., $1.50; Feb., 1,4167; March, 1.3334; April, 1.25; May, 1.1667; June, 1.0834; July, 1.00; Aug., .9107; Sept., .8334; Oct. .75; Nov. .6667; Dec., .5834.
All shares issued in excess of the amount mentioned in article Six of this application must be reported within 60 days from date of issuance thereof, and franchise tax and license fee paid thereon; otherwise, the corporation is subject to a penalty of 1% for each month on the amount until reported and subject to a line of not to exceed $500.00.
The same fees are required for a subsequent issue of shares except the filing fee is $1.00 instead of $25.00.
MAY 16 1979
/s/ [ILLEGIBLE]
secretary of State
(77553—75M—12-76)